UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 8, 2010

POWERSHARES DB G10 CURRENCY HARVEST FUND

(Registrant)

DB G10 CURRENCY HARVEST MASTER FUND

(Rule 140 Co-Registrant)

(Exact Name of each Registrant as Specified in its Charter)

PowerShares DB G10 Currency Harvest Fund – Delaware DB G10 Currency Harvest Master Fund – Delaware	16-6562496 (Fund) 16-1756876 (Master Fund)
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer ID Number(s))

c/o DB Commodity Services LLC 60 Wall Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

001-33020 001-33021 (Commission File Number(s))

(212) 250-5883 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 8, 2010, the Registration Statement on Form S-3 filed on November 18, 2010 by PowerShares DB G10 Currency Harvest Fund (the “Fund”) and DB G10 Currency Harvest Master Fund (the “Master Fund” and collectively with the Fund, the “Funds”), was declared effective by the Securities and Exchange Commission. The Registration Statement registered 70,600,000 Shares of the Fund. The Fund will re-commence the issuance of Creation Baskets to Authorized Participants on Thursday, December 9, 2010.

DB Commodity Services LLC, the managing owner of the Funds (“DBCS”), will continue to monitor the number of Shares of the Fund that are registered and available for issuance with a view to assuring a constant supply of registered Shares available to meet creation orders.

Any forward-looking statements in this Current Report are based on expectations of DBCS at this time. Whether or not actual results and developments will conform to DBCS’ expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in the Fund’s currently effective prospectus, general economic, market and business conditions, changes in laws or regulations or other actions made by governmental authorities or regulatory bodies, and other world economic and political developments. The Funds and DBCS undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the currently effective prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerShares DB G10 Currency Harvest Fund

By:	DB Commodity Services LLC,
its Managing Owner

By:	/S/ ALEX DEPETRIS
Name:	Alex Depetris
Title:	Vice President

By:	/S/ MICHAEL GILLIGAN
Name:	Michael Gilligan
Title:	Principal Financial Officer

DB G10 Currency Harvest Master Fund

By:	DB Commodity Services LLC,
its Managing Owner

By:	/S/ ALEX DEPETRIS
Name:	Alex Depetris
Title:	Vice President

By:	/S/ MICHAEL GILLIGAN
Name:	Michael Gilligan
Title:	Principal Financial Officer

Date: December 8, 2010